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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 AMENDMENT NO. 1

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES AND EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) - October 14, 1999

                              ANALOG DEVICES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                  Massachusetts
                                 ---------------
                                 (State or other
                                 jurisdiction of
                                  incorporation)

                   1-7819                               04-2348234
                -----------                         -------------------
                (Commission                           (IRS Employer
                  File No.)                         Identification No.)

One Technology Way, Norwood, Massachusetts              02062-9106
------------------------------------------              ----------
 (Address of principal executive offices)               (Zip Code)

        Registrant's telephone number, including area code (718) 329-4700

                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)



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Item 5. Other Events.

         As of October 14, 1999, ANALOG DEVICES, INC. (the "Company") and BankBoston, N.A., as Rights Agent ("BankBoston") entered into Amendment No. 1 ("Amendment No. 1") to that certain Rights Agreement dated as of March 18, 1998 (the "Rights Agreement") between the Company and BankBoston. Among other things, Amendment No. 1 to the Rights Agreement deletes certain so-called "dead hand" provisions of the Rights Agreement relating to the election of directors not nominated by the Company's board of directors and related matters. In particular, the defined terms "Permitted Offer" and "Continuing Directors" have been deleted from Sections 1(i) and 1(p) of the Rights Agreement; conforming changes, as appropriate, have been made in other sections of the Rights Agreement. Certain technical clarifications regarding other provisions of the Rights Agreement are also reflected in the particular provisions of Amendment No. 1, which is attached hereto as Exhibit 4.2.

Item 7. Financial Statements and Exhibits.

        (c) Exhibits

Exhibit No.
-----------

4.1 Form of Rights Agreement, dated as of March 18, 1998, between Analog Devices, Inc. and BankBoston, N.A., which includes as Exhibit A the Terms of the Series A Junior Participating Preferred Stock, as Exhibit B the Form of Rights Certificate, and as Exhibit C the Summary of Rights to Purchase Preferred Stock (incorporated herein by reference to the Registrant's Form 8-K (File No. 001-07819), as filed with the Commission as of March 19, 1998).

4.2 Amendment No. 1 to Rights Agreement, dated as of March 18, 1998, between Analog Devices, Inc. and BankBoston, N.A., entered into as of October 14, 1999.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 19, 1999                        ANALOG DEVICES, INC.



                                               /s/ Joseph E. McDonough
                                               --------------------------------
                                               Joseph E. McDonough
                                               Vice President - Finance
                                               and Chief Financial Officer




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